                                                                   EXHIBIT 10.64


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                          FIRST SUPPLEMENTAL AGREEMENT
                           AMENDING AND RESTATING THE
                 MULTICURRENCY CREDIT FACILITIES AGREEMENT DATED
                                18 SEPTEMBER 1996

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                                  30 JUNE 1998


                              CARATTI SPORT LIMITED


                                       AND


                         BANK OF AMERICA NATIONAL TRUST


                             AND SAVINGS ASSOCIATION

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FIRST SUPPLEMENTAL AGREEMENT made on 30 June 1998

BETWEEN

(1) CARATTI SPORT LIMITED of 6-9 Middle Street, London EC1A 7JA (the BORROWER);

(2) BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the BANK) acting through its London Branch at 1 Alie Street, London E1 8DE.

WHEREAS:

(A) The parties to this Supplemental Agreement are parties to a multicurrency credit facilities agreement dated 18 September, 1996 (the FACILITY AGREEMENT).

(B) The parties to this Supplemental Agreement wish to amend and restate the Facility Agreement on the terms set out in Schedule 1 (the RESTATED FACILITY AGREEMENT) and subject to the terms of this Supplemental Agreement.

IT IS AGREED:

DEFINITIONS

1.1 Unless otherwise defined herein or the context requires otherwise, terms defined in the Restated Facility Agreement have the same meanings when used in this Supplemental Agreement.

1.2 In this Supplemental Agreement, unless the contrary intention appears or the contract requires otherwise:

EFFECTIVE DATE means the date on which the conditions precedent in Clause 3 are satisfied;

1.3 Clauses 1.2, 1.3, 1.4, 22.1, 22.2, 22.3, 27, 28 ,29.1, 29.2, 29.3, 31.1,
31.2, 31.3, 31.4, and 31.5 of the Restated Facility Agreement shall apply to this Supplemental Agreement, mutatis mutandis.

AMENDMENTS TO FACILITY AGREEMENT

2. Subject to clause 4.2 below, on the Effective Date the Facility Agreement shall for all purposes be amended and restated so as to incorporate all the amendments reflected in Schedule 1 hereto and so that the Facility Agreement shall be read and construed as so amended and restated.

CONDITIONS PRECEDENT

3.1 The obligations of the Bank and the amendments to the Facility Agreement reflected in Schedule 1 hereto shall each be subject to and conditional upon:

(a) receipt by the Bank of a duly executed original of this Supplemental Agreement;

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(b)     receipt by the Bank of the following (each in form and substance satisfactory to it) in respect of the Borrower:

        (i) copies of the Memorandum and Articles of Association, certificate of incorporation and certificates of name change (if any);

        (ii) evidence of all relevant corporate authority to enter into and perform this Supplemental Agreement; and

        (iii) secretarial or director's certificate certifying copies of the foregoing;

(c) receipt by the Bank of the documents listed in the First Schedule to the Restated Facility Agreement set out in Schedule 1 hereto.

3.2 The Bank will notify the Borrower when the conditions precedent described in clause 3.1 have been satisfied and the date of the Effective Date.

REPRESENTATIONS AND WARRANTIES

4.1 On the date of this Supplemental Agreement the Borrower represents and warrants to the Bank, with reference to the facts and circumstances now subsisting, that each of the representations and warranties contained in clause 14 of the Restated Facility Agreement remains true, accurate and correct as if the Restated Facility Agreement were in full force and effect.

4.2 The Borrower shall be deemed to represent and warrant to the Bank on the Effective Date with reference to the facts and circumstances then subsisting, that each of the representations and warranties referred to in clause 4.1 above remains true, accurate and correct.

FINANCE DOCUMENT

5. This Supplemental Agreement is a Finance Document for the purposes of the Restated Facility Agreement.

COUNTERPARTS

6. This Agreement may be executed in any number of counterparts, all of which taken together and delivered to the Bank shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart.

GOVERNING LAW AND SUBMISSION TO JURISDICTION

7. This Agreement is governed by and shall be construed in accordance with English law.


THIS SUPPLEMENTAL AGREEMENT has been executed on the date stated above.

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SIGNED by                                   )
for and on behalf of                        )
CARATTI SPORT LIMITED                       )      ARTHUR JOHN COOK
in the presence of:                         )


                  S JOHNSTON


SIGNED by                                   )
for and on behalf of                        )
BANK OF AMERICA NATIONAL                    )      TIM JACOB
TRUST AND SAVINGS                           )
ASSOCIATION in the presence of:             )


               NEIL MARTIN

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                                   SCHEDULE 1


                                CARATTI SPORT LTD


                                       AND


                         BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION


                              ====================

                    MULTICURRENCY CREDIT FACILITIES AGREEMENT

                              ====================

                                    CONTENTS


CLAUSE                                                                         PAGE
1.    INTERPRETATION..............................................................8

2.    THE FACILITIES.............................................................17

3.    PURPOSE....................................................................18

4.    CONDITIONS PRECEDENT.......................................................18

5.    UTILISATION OF THE FACILITIES..............................................18

6.    INTEREST...................................................................21

7.    REPAYMENT, NETTING OFF AND TERMINATION.....................................21

8.    PREPAYMENT AND CANCELLATION................................................22

9.    TAXES......................................................................22

10.   TAX RECEIPTS/CREDITS.......................................................23

11.   INCREASED COSTS............................................................24

12.   ILLEGALITY.................................................................25

13.   MITIGATION.................................................................25

14.   REPRESENTATIONS............................................................25

15.   COVENANTS..................................................................29

16.   EVENTS OF DEFAULT..........................................................40

17.   DEFAULT INTEREST AND INDEMNITY.............................................43

18.   CURRENCY OF ACCOUNT AND PAYMENT............................................44

19.   PAYMENTS...................................................................44

20.   SET-OFF....................................................................45

21.   FEES.......................................................................45

22.   COSTS AND EXPENSES.........................................................46

23.   BENEFIT OF AGREEMENT.......................................................46

24.   ASSIGNMENTS AND TRANSFERS..................................................46

CLAUSE                                                                         PAGE
25.   DISCLOSURE OF INFORMATION..................................................47

26.   CALCULATIONS AND EVIDENCE OF DEBT..........................................47

27.   RIGHTS CUMULATIVE, WAIVERS.................................................47

28.   PARTIAL INVALIDITY.........................................................48

29.   NOTICES....................................................................48

30.   LAW........................................................................50

31.   JURISDICTION...............................................................50

THE FIRST SCHEDULE ..............................................................51

     Condition Precedent Documents...............................................51

THE SECOND SCHEDULE..............................................................53

     Notice of Drawdown..........................................................53

THE THIRD SCHEDULE...............................................................54

     Part 1......................................................................54
     Ineligible Accounts.........................................................54
     Part 2......................................................................55
     Ineligible Inventory........................................................55

THE FOURTH SCHEDULE..............................................................56

     Hire Purchase Agreements....................................................56

THE FIFTH SCHEDULE...............................................................57

     Foreign Exchange Contracts..................................................57

THE SIXTH SCHEDULE...............................................................58

     Borrowing Base Certificate..................................................58

THIS AGREEMENT is made on 18 September 1996

BETWEEN

(1) CARATTI SPORT LTD a company incorporated in England and Wales (No. 01702392) whose registered office is at 6-9 Middle Street, London EC1A 7JA (the BORROWER); and

(2) BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the BANK), acting through its London Branch at 1 Alie Street, London E1 8DE.

NOW IT IS HEREBY AGREED as follows:

INTERPRETATION

1.1     In this Agreement:

ACCOUNT means the Borrower's right to payment for a sale or lease and delivery of goods or rendering of services;

ACCOUNT DEBTOR means each person having any obligation on or in connection with an Account;

ADVANCE means a Revolving Advance or a Spike Advance (as the context requires);

AFFILIATE means:

(a) a person which, directly or indirectly, controls or is controlled by or is under constant control with, the Borrower;

(b) a person which beneficially owns or holds, directly or indirectly 5% or more of any class of voting shares of the Borrower; or

(c) a person in which 5% of any class of voting shares is beneficially owned or held, directly or indirectly, by the Borrower;

APPLICABLE GAAP means generally accepted accounting principles and policies in the United Kingdom;

AVAILABLE COMMITMENT means at any time the Commitment of the Bank at such time less the Outstandings;

BANK'S ACCOUNT means the account with Midland Bank plc sort code 16-50-50 in the name of the Bank into which cleared funds from the Barclays Collection Account are deposited on a daily basis;

BARCLAYS COLLECTION ACCOUNT means the Borrower's account numbered 20413887 with Barclays Bank PLC (sort code 20-13-34) into which Eligible Accounts Receivable are deposited;

BARCLAYS OPERATING ACCOUNTS means the Borrower's operating accounts at Barclays Bank PLC as set out in the Caratti Bank Agreement and into which Advances are credited and BARCLAYS OPERATING ACCOUNT means any one of them;

BARCLAYS RETAINED FACILITIES means the unsecured BACS, Business Master II and Barclaycard facilities which are or are to be made available to the Borrower by Barclays Bank PLC;

BMBF FACILITIES means all the unsecured finance lease or lease purchase facilities and the equipment lease facilities made between the Borrower and Barclays Mercantile Business Finance Limited the outstandings in respect of which shall not at any time exceed in aggregate (pound)300,000 or such higher figure as may be agreed between the Bank and the Borrower;

BONDING FACILITY means the (pound)600,000 bonding facility provided by the Bank to the Borrower for the issue of duty/VAT deferment guarantees in favour of H.
M. Customs & Excise on the terms and subject to the conditions set out in the Bonding Facility Letter;

BONDING FACILITY LETTER means the letter dated 10 September 1996 under which the Bank has agreed to provide the Bonding Facility;

BORROWER GROUP means Caratti Sport Ltd and its subsidiaries from time to time;

BORROWINGS has the meaning given to it in clause 15.1(e);

CAPITAL EXPENDITURE means all payments due (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution or addition thereto, which has a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with finance leases;

CARATTI BANK AGREEMENT means the bank operating agreement dated 30 June 1998 entered into between the Borrower, the Bank and Barclays Bank PLC;

CARATTI BORROWING BASE means, at any time, an amount equal to the sum of:

(a) Eligible Accounts Receivable multiplied by 85% or such lesser amount as the Bank (in its reasonable discretion) may determine subject to the proviso below; and

(b) Eligible Inventory multiplied by 60% (except that during the months of June, July, August, September and October 1998, Eligible Inventory shall be multiplied by 70% and for the month of November 1998 Eligible Inventory shall be multiplied by 65% to account for the Spike Facility) or such lesser amount as the Bank (in its reasonable discretion) may determine subject to the proviso below; less

(c) an amount equal to 10% (or such other percentage as the Bank may require in its absolute discretion subject to the proviso below) of the contingent liabilities of the Borrower at any time under the FX Contracts ignoring for the purposes of this calculation any contingent or actual liabilities of the Borrower's counterparty under such FX Contracts; less

(d)     all Outstandings; less

(e) all other reserves which the Bank deems necessary in the exercise of its reasonable credit judgement to maintain with respect to the Borrower's account including, without limitation, any amounts which the Bank may be obliged to pay in the future for the account of the Borrower, where all calculations and determinations to be made in respect of Eligible Accounts Receivables and Eligible Inventory shall be made by the Bank in its reasonable credit judgement and such determinations by the Bank shall, save in the case of manifest error, be binding provided that in relation to Eligible Accounts Receivable and Eligible Inventory which is already constituting the Caratti Borrowing Base and is supporting current Outstandings the Bank shall use its reasonable discretion in determining such lesser amounts and shall use reasonable efforts to notify the Borrower as soon as reasonably practicable after making such determination;

CLOSING DATE means the date on which the conditions precedent in clause 4 are satisfied;

COMMITMENT means the Revolving Credit Facility Available Commitment or the Spike Commitment (as the context requires) and COMMITMENTS means both of them;

CONTAMINANT means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable (in each case) of causing harm to man or any other living organism or damaging the environment or public health or welfare, including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste;

DISTRIBUTION means all rights, money (including without limitation, dividends) and property whatsoever which may from time to time be derived from, accrue on or be offered in respect of shares or other securities of any Borrower Group company whether by way of redemption, exchange, conversion rights, bonus, capital reorganisation or otherwise howsoever;

DOLLARS and $ means the lawful currency of the United States of America;

ELIGIBLE ACCOUNTS RECEIVABLE means, without intending to limit the Bank's discretion to establish other criteria of eligibility those Accounts which are not Ineligible Accounts as the basis for Advances and Undertakings;

ELIGIBLE INVENTORY means, without intending to limit the Bank's discretion to establish other criteria of eligibility, Inventory which is not Ineligible Inventory as the basis for Advances and Undertakings which may at no time, when aggregated with the face value of any Undertakings, exceed (pound)7,000,000 of the Commitments;

ENVIRONMENTAL LAW means all applicable laws, regulations, codes of practice, circulars, guidance notices and the like (whether in the United Kingdom or in any other jurisdiction in which the Borrower or any member of the Borrower Group carries on its business or in which its assets may be situated) concerning the protection of human health, living organisms or the environment or the conditions of the work place or the generation, transportation, storage, treatment or disposal of Contaminants, the compliance with which is customary or required by law;

ENVIRONMENTAL LICENCE means any permit, licence, consent, authorisation or other approval required by or pursuant to any Environmental Law;

EVENT OF DEFAULT means any of those events specified in clause 16.1;

EURO means the currency adopted by two or more European Union states as the single currency of the European Union;

FACILITIES means the Revolving Credit Facility, the L/C Facility, the Bonding Facility and the Spike Facility;

FINAL MATURITY DATE means the date falling 3 years from the Closing Date or if such day is not a business day the next preceding business day;

FINANCE DOCUMENTS means this Agreement, the Bonding Facility Letter, the Guarantees, the Security Documents, the general indemnity dated on or around the date hereof as such may be amended from time to time and the FX Contracts;

FINANCIAL PERFORMANCE PROJECTIONS means the financial performance projections delivered to the Bank by the Borrower in January 1998 and subsequently pursuant to clause 15(b)(iv);

FINANCIAL STATEMENTS means, according to the context in which it is used, the Original Financial Statements or any other financial statements required to be given to the Bank in accordance with clause 15.1(b);

FINANCIAL YEAR means the period from the Closing Date to 31 December 1998 and thereafter any period of twelve months ending on 31 December;

FIXED AND FLOATING CHARGE means the fixed and floating charge dated the date hereof as such may be amended or modified entered into by the Borrower in favour of the Bank;

FX CONTRACTS means the interest rate and currency rate hedging agreements to be entered into between the Borrower and the Bank referred to in clause 15.2(f);

GROUP means GT Bicycles, Inc. and its subsidiaries for the time being;

GTBC CREDIT AGREEMENT means the credit agreement dated 29 April 1998 between Bank America Business Credit, Inc., GT Bicycles California, Inc. and others as amended from time to time;

GUARANTEES means the guarantees given in favour of the Bank by the Guarantors;

GUARANTORS means GT Bicycles, Inc., GT Bicycles California, Inc., Riteway Products East Inc., Riteway Products North Central Inc., Rite-Way Distributors Central, Inc., Rite-Way Distributors, Inc. and any wholly owned future domestic subsidiaries of GT Bicycles, Inc. which are incorporated or acquired after the date of this Agreement;

INDEMNITY means the general indemnity in clause 5.14 in favour of the Bank in respect of the Bonding Facility and the L/C Facility;

INELIGIBLE ACCOUNTS means those Accounts set out in Part 1 of the Third Schedule as such may be defined and amended from time to time by the Bank in its absolute discretion;

INELIGIBLE INVENTORY means the Inventory set out in Part 2 of the Third Schedule as such may be defined and amended from time to time by the Bank in its absolute discretion;

INTERCOMPANY ACCOUNTS means all assets and liabilities, however arising, which are due to the Borrower from, due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate;

INVENTORY means all of the Borrower's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-progress, finished goods, returned goods and materials and supplies of any kind, nature or description which are or might be used or consumed in the Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them;

L/C FACILITY means a multicurrency facility for the issue of irrevocable commercial letters of credit of up to 180 days' validity;

LOAN means the aggregate principal amount for the time being outstanding under this Agreement under the Revolving Credit Facility and the Spike Facility;

LOAN ACCOUNT means the loan account denominated in sterling maintained with the Bank to which the Bank is authorised to debit all Revolving Advances and Spike Advances together with all interest thereon and all commissions, costs, expenses and other charges under or pursuant to the Finance Documents and all payments made and out of pocket expenses incurred by the Bank pursuant to the Finance Documents;

MANAGEMENT ACCOUNTING PERIOD means each period of one calendar month ending on the last day of that month;

MANAGEMENT ACCOUNTS means, as at the date of this Agreement, the unaudited but consolidated management accounts of the Borrower in respect of the Management Accounting Period ended 30 April 1998 to be prepared in accordance with Applicable GAAP and in a format agreed by the Bank on or prior to the date of this Agreement and thereafter those accounts or the then latest such accounts for successive Management Accounting Periods required to be delivered to the Bank;

MARGIN means the Revolving Credit Facility Margin or the Spike Margin (as the context so requires);

MATERIAL ADVERSE EFFECT means any effect which is or is reasonably likely to be materially adverse to (i) the Eligible Accounts Receivable and/or the Eligible Inventory, (ii) the ability of the Borrower to perform its obligations under any of the Finance Documents to which it is a party or (iii) the business, assets or financial condition of:

(a)     the Borrower; or

(b)     the Group taken as a whole.

NOTICE OF DRAWDOWN means a notice delivered under this Agreement substantially in the form set out in the Second Schedule;

OPTIONAL CURRENCY means subject to the written agreement of the Bank (which may be withheld in its absolute discretion) any currency (other than sterling) which is freely transferable and freely convertible into sterling (or Euros after the Sterling Conversion Date) in the London market or, in relation to the L/C Facility, means dollars;

ORIGINAL FINANCIAL STATEMENTS means the audited (and consolidated, where the Borrower has one or more Subsidiaries) accounts for the Borrower in respect of the fourteen month period ended 31 December 1997;

ORIGINAL STERLING AMOUNT means, in relation to an Advance denominated in sterling, the amount of such Advance as requested in the relevant Notice of Drawdown relating thereto (as the same may be reduced pursuant to clause 5.4) or, if such Advance is not denominated in sterling, the equivalent of such amount (as the same may be so reduced) in sterling, calculated as at such business day as the Bank and the Borrower may agree;

OUTSTANDINGS means

(a) in relation to the Revolving Credit Facility at any time the aggregate of the Sterling Amounts of:

        (i)     all outstanding Revolving Advances and accrued interest thereon;
                and

        (ii)    all outstanding Undertakings; and

        (iii)   all amounts outstanding under the Bonding Facility, or

(b) in relation to the Spike Facility at any time the aggregate of the Sterling Amounts of all outstanding Spike Advances and accrued interest thereon;

QUALIFYING BANK means a bank as defined for the purposes of section 840A of the Income and Corporation Taxes Act 1988 which is within the change to United Kingdom corporation tax as respect interest payable to it at the time when such interest is paid;

PERMITTED SECURITY INTEREST means any security interest referred to in clause 15.3(a);

POTENTIAL EVENT OF DEFAULT means any event which would become (with the passage of time, the giving of notice, the making of any determination of materiality under this Agreement), an Event of Default;

RELEASE means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any real estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or real estate or other property;

REFERENCE RATE means the rate of interest determined from time to time by the Bank as its reference rate for sterling and for each Optional Currency (as appropriate) being the rate set by the Bank applicable to any borrower based on various factors including the Bank's costs and desired return, general economic conditions and other factors and which is used as a reference point for pricing some loans provided that (i) the Bank may price loans at, above or below such determined rate and (ii) any changes in the Reference Rate shall take effect on the day determined by the Bank;

RELEVANT ACCOUNTING INFORMATION has the meaning given to it in clause 15.1(d);

RESTRICTED INVESTMENT means any acquisition of any assets by the Borrower or any member of the Borrower Group in exchange for cash or other assets, whether in the form of an acquisition of shares, debt securities or other indebtedness or obligation, or the purchase of acquisition of any other assets, or a loan, advance, capital contribution or subscription, except acquisitions of the following:

(a)     those permitted under clause 15.3;

(b)     gilt-edged securities issued by the United Kingdom government;

(c) any other freely negotiable and marketable debt securities issued by the government of either the United Kingdom or the United States of America, or any agency thereof, and which constitute direct, primary and unsubordinated obligations of the same, provided that such obligations mature within one year from the date of acquisition thereof;

(d) certificates of deposit maturing within one year from the date of acquisition, bankers acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a prime bank organised under the laws of the United Kingdom or the United States of America or any state thereof having capital and surplus aggregating at least (pound)60,000,000;

(e) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from its date of creation; and

(f)     other assets acquired with the consent of the Bank.

REVOLVING ADVANCE means the principal amount of each amount made available to the Borrower under this Agreement by way of loan under the Revolving Credit Facility or (as the context requires) its principal amount for the time being outstanding;

REVOLVING CREDIT FACILITY means the multicurrency revolving credit facility referred to in clause 2;

REVOLVING CREDIT FACILITY AVAILABLE COMMITMENT means the lesser of (a) (pound)10,000,000 (ten million pounds) and (b) the Caratti Borrowing Base;

REVOLVING CREDIT FACILITY MARGIN means 1.8 per cent. per annum or if financial ratios in clause 15.1(d) are met at 30 June 1999, 1.7 per cent. per annum, or if such financial ratios are met at 30 June 2000, 1.6 per cent. per annum, or if such financial ratios are met at 31 December 2000, 1.5 per cent. per annum, in each case so that the rate is applied from that specified date;

SECURITY DOCUMENTS means the Fixed and Floating Charge together with such other security documents as may from time to time be required to be entered into by the Borrower pursuant to any of the Finance Documents;

SPIKE ADVANCE means the principal amount of each amount made available to the Borrower under this Agreement by way of loan under the Spike Facility (or as the context may require) its principal amount for the time being outstanding;

SPIKE COMMITMENT means (pound)2,500,000;

SPIKE FACILITY means the spike facility referred to in clause 2;

SPIKE MARGIN means 2.5 per cent. per annum;

STERLING AMOUNT means:

(i) in relation to any Advance, its Original Sterling Amount as reduced by the proportion (if any) of such Advance which has been repaid;

(ii) in relation to any Undertaking issued under the L/C Facility, the equivalent in sterling of the contingent maximum liability of the Bank under any such Undertaking calculated at the spot rate of exchange of the Bank; and

(iii) in relation to the Loan, the aggregate of the amounts referred to in paragraph (i) of this definition;

STERLING CONVERSION DATE means the date on which sterling becomes a currency of the Euro;

STERLING, POUNDS STERLING or (POUND) means the lawful currency of the United Kingdom;

UNDERTAKING means an irrevocable commercial letter of credit of up to 180 days' validity issued by the Bank under the L/C Facility; and

1999 MODEL BICYCLES means new bicycles to be imported to meet new specifications for the 1999 model year

1.2     Any reference in this Agreement to:

an AFFILIATE of the Bank shall be construed as a reference to a subsidiary or holding company of the Bank or to a subsidiary of such holding company;

BANK shall be construed so as to include its and any subsequent successors, transferees and assigns in accordance with their respective interests;

a BUSINESS DAY shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London and if such reference relates to a date for the payment or purchase of any sum denominated in an Optional Currency, a day (other than a Saturday or a Sunday) on which banks are generally open for business in the principal financial centre of the country of such Optional Currency;

CASH COLLATERAL, CASH COLLATERALISE or CASH COLLATERALISATION and any other similar expression shall be construed as a reference to the deposit of cash in sterling or the relevant Optional Currency by the Borrower in an account with the Bank in support of any liability whether actual or contingent it may owe to the Bank under the L/C Facility on terms satisfactory to the Bank;

a CLAUSE shall, subject to any contrary indication, be construed as a reference to a clause of this Agreement;

an ENCUMBRANCE shall be construed as a reference to a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or any other type of agreement or arrangement (including, without limitation, title transfer and retention arrangements) having the effect of conferring security;

the EQUIVALENT on any given date in one currency (the FIRST CURRENCY) of an amount denominated in another currency (the SECOND CURRENCY) is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Bank at or about
11.00 a.m. on such date for the purchase of the first currency with the second currency;

a HOLDING COMPANY of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

INDEBTEDNESS shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a MONTH is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to MONTHS shall be construed accordingly);

a PERSON shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

a SCHEDULE shall, subject to any contrary indication, be construed as a reference to a schedule hereto;

a SUBSIDIARY of a company means:

(i) a subsidiary within the meaning of section 736 of the Companies Act 1985 as amended by section 144 of the Companies Act 1989; and

(ii) unless the context otherwise requires, a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985 (as inserted by section 21 of the Companies Act 1989).

or as the context requires a subsidiary of a company or corporation incorporated in the United States shall be construed as a reference to any company or corporation:

(i) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

(ii) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(iii) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

TAX shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

VAT shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

the WINDING-UP, DISSOLUTION or ADMINISTRATION of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3     Words importing the singular shall include the plural and vice versa.

1.4 Save where the contrary is indicated, any reference in this Agreement to:

(i) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

(ii) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

(iii)   a time of day shall be construed as a reference to London time.

1.5     Clause and Schedule headings are for ease of reference only.

THE FACILITIES

2.1 The Bank grants to the Borrower, on the terms and subject to the conditions of this Agreement:

(i)     a multicurrency revolving credit facility;

(ii)    a multicurrency L/C Facility,

in an aggregate amount equal to the lesser of (a) (pound)10,000,000 (ten million pounds sterling) or its equivalent from time to time in Optional Currencies and
(b) the Caratti Borrowing Base.

2.2 The maximum potential liability of the Bank under the L/C Facility shall be limited to (pound)7,000,000 (seven million pounds sterling) or its equivalent from time to time in Optional Currencies.

2.3 The Bank also grants to the Borrower, on the terms and subject to the conditions of this Agreement a spike facility in an aggregate amount of (pound)2,500,000 (two million five hundred thousand pounds sterling) or its equivalent from time to time in Optional Currencies.

2.4 On the date of this Agreement and subsequently as soon as reasonably practicable after receiving the information to be delivered on a weekly basis by the Borrower in accordance with clause 15.1(c), the Bank shall calculate and determine, in its discretion acting reasonably, the Caratti Borrowing Base for the forthcoming week and shall advise the Borrower of its determination.

PURPOSE

3.1 The Revolving Credit Facility shall be used to repay the Spike Facility, to pay all fees referred to in clause 21 and for the working capital purposes of the Borrower. The L/C Facility shall be used for the issue of Undertakings. The Spike Facility shall be used solely for the importation of 1999 Model Bicycles.

3.2 Without prejudice to the obligations of the Borrower under clause 3.1, the Bank shall not be obliged to concern itself with the application of amounts raised by the Borrower under this Agreement.

CONDITIONS PRECEDENT

4. Save as the Bank may otherwise agree, the Borrower may not deliver any Notice of Drawdown under this Agreement unless the Bank has received all the documents listed in the First Schedule, in each case in form and content satisfactory to the Bank.

UTILISATION OF THE FACILITIES

REVOLVING CREDIT FACILITY AND SPIKE FACILITY

5.1 Subject to there remaining Available Commitment of at least 10% of the Available Commitment calculated prior to the making of the first Advance, the first duly completed Notice of Drawdown to be delivered by the Borrower to the Bank shall request the making of an Advance in sterling of an amount sufficient to discharge the Borrower's overdraft with the Bank in full (having regard to any other payments made by or on behalf of the Borrower). Such Notice of Drawdown, which shall be irrevocable, shall specify (i) the proposed date for making the Advance, which shall be a business day and (ii) the amount of the Advance.

5.2 Save as otherwise provided in this Agreement, the Borrower may from time to time request the making of an Advance by the Bank by the delivery to the Bank in the case of an Advance to be denominated in sterling by 11.00 a.m. on, and in the case of Optional Currencies not less than two business days before, the proposed date for the making of such Advance of a duly completed Notice of Drawdown therefor.

5.3 Each Notice of Drawdown delivered to the Bank pursuant to clause 5.2 shall be irrevocable and shall specify:

(i) whether the Advance is to be made under the Revolving Credit Facility or the Spike Facility;

(ii) the proposed date for the making of the Advance requested, which shall be a business day falling before the Final Maturity Date in the case of a Revolving Advance or a business day falling on or before 30 July 1998 in the case of a Spike Advance;

(iii) the currency of denomination of the Advance requested, which shall be sterling or an Optional Currency;

(iv) the amount of the Advance requested, which shall be a minimum amount of (pound)100,000 (or, if the Advance is to be denominated in an Optional Currency, such comparable and convenient amount thereof as the Bank may from time to time specify) which is less than or equal to the amount of the Available Commitment, and the Original Sterling Amount of which shall not exceed the Available Commitment, adjusted to take account of:

        (i)     any reduction in the Commitment; and

        (ii) the Sterling Amounts of any Advances which are scheduled to be made or repaid on or before the date of drawdown of the proposed Advance; and

(v) the account to which the proceeds of the proposed Advance are to be paid which shall in all cases be a Barclays Operating Account.

5.4 If the Borrower requests that an Advance be denominated in an Optional Currency and no later than 12.00 noon on the business day falling one business day before the date for such Advance, the Bank notifies the Borrower that it is of the opinion that it is not feasible for such Advance to be made in such Optional Currency then, unless the Borrower and the Bank otherwise agree, such Advance shall not be made.

5.5 If the Borrower requests an Advance in accordance with the preceding provisions of this clause 5 and on the proposed date for the making of such
Advance:

(i) the Original Sterling Amount of such Advance when made will not exceed the Available Commitment; and

(ii)    either:

        (a)     no Event of Default has occurred;

        (b) no Potential Event of Default which (in the Bank's absolute discretion) might have a Material Adverse Effect has occurred; and

        (c) the representations set out in clause 14 are true on and as of the proposed date for the making of such Advance or the Bank agrees (notwithstanding any matter mentioned at (a) or (b) or (c) above) to make such Advance,

then, save as otherwise provided in this Agreement, such Advance will be made by crediting the proceeds of the Advance to a Barclays Operating Account in accordance with the provisions of this Agreement.

5.6 The Bank, in its discretion, may elect to allow the limits of the Caratti Borrowing Base to be exceeded on one or more occasions but, if it does so, the Bank shall not be deemed thereby to have changed the limits of the Caratti Borrowing Base on any other occasion. If the Original Sterling Amount of the unpaid balance of the Revolving Advances exceeds the Caratti Borrowing Base (with the Caratti Borrowing Base determined for this purpose as if the amount of the Revolving Advances were zero), then the Bank may refuse to make or otherwise restrict Revolving Advances on such terms as the Bank determines until such excess has been eliminated.

5.7 Notwithstanding the provisions of clause 5.2, in lieu of delivering a Notice of Drawdown, the Borrower may request Advances by telephone. Each oral request for an Advance, if accepted by the Bank, shall be conclusively presumed to be made by a person authorised by the Borrower to do so and the crediting of an Advance to a Barclays Operating Account shall conclusively establish the obligation of the Borrower to repay such Advance as provided in this Agreement.

L/C FACILITY AND BONDING FACILITY

5.8 The Borrower may from time to time request the issue by the Bank of Undertakings.

5.9 Subject to the terms of this Agreement, the Bank shall, upon the Borrower's request from time to time issue Undertakings for the Borrower's account. The Bank will not issue any Undertaking if:

(a) the maximum face amount of the requested Undertaking plus the aggregate undrawn amount of all outstanding Undertakings, would exceed (pound)7,000,000;

(b) the maximum face amount of the requested Undertaking plus all commissions, fees and charges due from the Borrower to the Bank in connection with its issue, would cause the Caratti Borrowing Base to be exceeded at such time; or

(c) the expiry date of the Undertaking would be later than the Final Maturity Date or a date falling more than 180 days from the date of issue.

5.10 All Undertakings issued under this Agreement shall be in a form and on terms satisfactory to the Bank. Applications for the issue of Undertakings shall be made on the Bank's standard form. Each Undertaking shall require, for payment, the presentation of bills of lading drawn to order and blank endorsed, or drawn to the Bank's order, or drawn to order of the Borrower endorsed in the Bank's favour. The Borrower hereby irrevocably and unconditionally undertakes to endorse any bill of lading according to the Bank's instructions. Payments pursuant to Undertakings shall be at sight.

5.11 All goods financed in relation to any Undertaking issued under this Agreement shall be kept insured on such terms, against such risks and with such insurers as are reasonably satisfactory to the Bank. The Borrower hereby undertakes to have all such insurance policies (including, without limitation, marine insurance policies) contain loss payable clauses in the Bank's favour.

5.12 If any Undertakings issued under this Agreement are cash collateralised at the request of the Bank or otherwise in accordance with the provisions of this Agreement, the Bank shall be entitled to hold all and any such sums with interest accruing for the account of the Borrower at the Bank's normal deposit rate as determined by the Bank in its absolute discretion and to apply such sums against the Bank's potential liability under any such Undertakings. The Borrower shall not be entitled to the repayment of any such sums unless all the Bank's obligations in respect of such Undertakings have been discharged and only to the extent that there are sums left over after such discharge.

5.13 Subject to the terms of the Bonding Facility Letter the Bank shall make available to the Borrower the Bonding Facility.

5.14 The Borrower agrees to indemnify and hold harmless the Bank from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable legal fees) which the Bank may incur or sustain as a consequence, direct or indirect, of the issue of any Undertaking or the performance of its obligations thereunder or the performance of its obligations under the Bonding Facility. This is a continuing indemnity, extends to the ultimate balance of the Borrower's obligations and liabilities and shall continue in force notwithstanding any intermediate payment in whole or in part of those obligations or liabilities.

INTEREST

6.1 Interest shall accrue on each Advance on a daily basis and shall be debited to the Loan Account monthly in arrears.

6.2 The rate of interest applicable to each Advance from time to time shall be a fluctuating rate per annum which is the sum of the Reference Rate and the Margin. Each change in Reference Rate shall be reflected in such interest rate as of the effective date of such change.

REPAYMENT, NETTING OFF AND TERMINATION

7.1 All amounts received into the Bank's Account shall be used on a daily basis to reduce Outstandings under the Revolving Credit Facility.

7.2 Subject to clause 7.1, the Borrower shall repay all the Outstandings under the Revolving Credit Facility by the Final Maturity Date and all Outstandings under the Spike Facility by 30 October 1998.

7.3 The Borrower shall not repay all or any part of any Advance except at the times and in the manner expressly provided in this Agreement but, subject to the terms and conditions of this Agreement, shall be entitled to re-borrow any amount repaid.

7.4 If on any date:

(a)     the Bank is required to make an Advance; and

(b)     a payment is due to the Bank pursuant to this clause 7

then the Bank may (without prejudice to the Borrower's obligation to make the payment in question pursuant to this clause 7 prior to any application pursuant to this clause 7 and without prejudice to the Borrower's remaining obligation in relation to such payment after any such application) apply any amount payable by the Bank to the Borrower on that date in or towards satisfaction of the amount payable by the Borrower to the Bank on such date pursuant to this clause 7 provided that such amounts are in the same currency.

7.5 On or before the Final Maturity Date, the Borrower shall pay to the Bank an amount equal to the Bank's maximum potential liability under all Undertakings issued under the L/C Facility. The Bank shall be entitled to hold such amount and to apply such amount against the Bank's maximum potential liability under all Undertakings which have been issued. The Borrower shall not be entitled to repayment of all or any part of such amount unless all the Bank's obligations under all Undertakings have been released or discharged and only to the extent that there is any amount left over after such release or discharge.

7.6 The Borrower shall repay the Outstandings under the Spike Facility to the Bank in four instalments on a monthly basis, commencing with a minimum payment of (pound)625,000 (or such lesser amount as may been utilised) on 31 July 1998 and thereafter on the last day of each month such that the overall advance rate against Eligible Inventory shall not exceed 65% on or after 30 November 1998 and 60% on or after 31 December 1998.

7.7 Notwithstanding the other terms and conditions of this Agreement, if any of the facilities made or to be made available under the GTBC Credit Agreement is terminated by the Bank, for whatever reason, the Bank's Commitment will be reduced to zero and the Bank may demand immediate repayment of the Loan and cash collateralisation of any outstanding Undertakings.

PREPAYMENT AND CANCELLATION

8.1 The Borrower may, subject to clause 21.6, by giving the Bank not less than five business days' prior written notice to that effect, cancel the whole of the Commitment.

8.2 Any notice given by the Borrower under clause 8.1 shall be irrevocable and shall specify the date upon which such cancellation is to be made. No amount cancelled under clause 8.1 may subsequently be reinstated.

8.3 If the Bank claims indemnification from the Borrower under clause 9.2 or clause 11.1, the Borrower may, within sixty days thereafter and by not less than five days' prior notice to the Bank (which notice shall be irrevocable), without paying any fee in accordance 21.6 cancel the Commitment of the Bank whereupon the Bank shall cease to be obliged to make any further Advances or issue any Undertakings to the Borrower and the Bank's Commitment shall be reduced to zero.

TAXES

9.1 All payments to be made by the Borrower under this Agreement shall be made free and clear of and without deduction for or on account of tax unless the Borrower is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by the Borrower, in respect of which such deduction or withholding is required to be made, shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, the Bank receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

9.2 Without prejudice to the provisions of clause 9.1, if the Bank is required to make any payment on account of tax (not being a tax imposed on its overall net income) or otherwise on or in relation to any sum received or receivable under this Agreement by the Bank (including, without limitation, any sum received or receivable under this clause 9) or any liability in respect of any such payment is asserted, imposed, levied or assessed against the Bank the Borrower shall, upon demand, promptly indemnify the Bank against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.

9.3 If the Bank intends to make a claim pursuant to clause 9.2 it shall notify the Borrower of the event by reason of which it is entitled to do so, Provided that nothing in this Agreement shall require the Bank to disclose any confidential information relating to the organisation of its affairs.

9.4(a) The Bank warrants to the Borrower, that at the date of this Agreement the Bank is a Qualifying Bank;

(b) If the Bank ceases to be a Qualifying Bank, the Borrower shall not be obliged to pay to the Bank under clause 9.1 any amount in excess of the amount it would have been obliged to pay if the Bank had not ceased to be a Qualifying Bank provided that this clause 9.4 shall not apply and the Borrower shall continue to be obliged to comply with its obligations under clause 9.1 if after the date of this Agreement there shall have been any change in, or in the interpretation or application of, any relevant law or the practice of the United Kingdom Inland Revenue and as a result of such change (i) the Bank ceases to be a Qualifying Bank or
        (ii) the Bank would be required to make a deduction or withholding on account of tax irrespective of whether the Bank was or was not a Qualifying Bank.

TAX RECEIPTS/CREDITS

10.1 If, at any time, the Borrower is required by law to make any deduction or withholding from any sum payable by it under this Agreement (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Borrower shall promptly notify the Bank.

10.2 If the Borrower makes any payment under this Agreement in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of such payment.

10.3 If the Borrower pays any additional amount under clause 9.1 and the Bank effectively obtains a refund of tax or credit against tax on its overall net income by reason of such payment and the Bank is able to identify any credit as being attributable to such payment, then the Bank shall reimburse to the Borrower such amount as it shall determine to be the proportion of such credit as will leave the Bank, after that reimbursement, in no better or worse position than it would have been in if that payment had not been required. The Bank shall have absolute discretion as to whether to claim any such credit and, if it does so claim, the extent, order and manner in which it does so, provided that nothing in this Agreement shall require the Bank to disclose any confidential information relating to the organisation of its affairs.

INCREASED COSTS

11.1 If, by reason of:

        (i)     any change in law or in its interpretation or administration;
                and/or

        (ii) compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority, whether or not having the force of law but with which it is customary to comply, (including, without limitation, a request or requirement which affects the manner in which the Bank or the holding company of the Bank is required to or does maintain capital resources having regard to the Bank's obligations under this Agreement and to amounts owing to it under this Agreement):

(a) the Bank or the holding company of the Bank incurs a cost as a result of the Bank having entered into and/or performing its obligations under this Agreement and/or assuming or maintaining its Commitment and/or making one or more Advances and/or making a payment under or in respect of any Undertaking;

(b) the Bank or the holding company of the Bank is unable to obtain the rate of return on its overall capital which it would have been able to obtain but for the Bank having entered into and/or performing its obligations and/or assuming or maintaining its Commitment under this Agreement;

(c) there is any increase in the cost to the Bank or the holding company of the Bank of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the Advances made or to be made by the Bank under this Agreement;

(d) the Bank or the holding company of the Bank becomes liable to make any payment on account of tax (not being a tax imposed on its overall net income) or otherwise on or calculated by reference to the amount of the Advances made or to be made or the Undertakings issued or to be issued by the Bank under this Agreement and/or to any sum received or receivable by it under this Agreement then the Borrower shall, from time to time on demand promptly pay the Bank amounts sufficient to indemnify the Bank or its holding company against, as the case may be, (1) such cost, (2) such reduction in such rate of return (or such proportion of such reduction as is, in the opinion of the Bank, attributable to its obligations under this Agreement), (3) such increased cost (or such proportion of such increased cost as is, in the opinion of the Bank, attributable to its funding or maintaining advances under this Agreement or amounts paid under or in respect of any Undertaking) or (4) such liability.

11.2(a) If the Bank intends to make a claim pursuant to clause 11.1 (whether in respect of itself or its holding company) it shall notify the Borrower as soon as reasonably practicable after it becomes aware of such change or has received any such request;

(b) the Bank shall not make the same claim in respect of both itself and its holding company; and

(c) nothing in this Agreement shall require the Bank to disclose any confidential information relating to the organisation of its affairs.

ILLEGALITY

12. If at any time, it is unlawful for the Bank to make, fund or allow to remain outstanding all or any of the Advances made or to be made by it under this Agreement, or to issue or allow to remain outstanding any Undertaking, then the Bank shall, promptly after becoming aware of the same, deliver to the Borrower a certificate to that effect and:

(i) the Bank shall not thereafter be obliged to make Advances, or issue any Undertakings under this Agreement and the amount of its Commitment shall be immediately reduced to zero;

(ii) if the Bank so requires the Borrower shall on the date specified by the Bank (which shall, unless otherwise required by any relevant law affecting the Borrower or the Bank, be not less than ninety days from the date that the certificate in question is delivered to the Borrower) repay any outstanding Advances together with accrued interest thereon, pay all other amounts owing to the Bank under this Agreement and cash collateralise any outstanding Undertakings.

MITIGATION

13.1 If circumstances arise which would or would upon the delivery of a certificate in accordance with clause 12 result in the reduction of the Bank's Commitment to zero, repayment of the Loan and cash collateralisation of all outstanding Undertakings, then, without in any way limiting, reducing or otherwise qualifying the Bank's rights or the Borrower's obligations under clause 12, the Bank shall as soon as reasonably practicable upon becoming aware of the same notify the Borrower and (so long as request for repayment shall have been made as referred to in clause 12(ii) in relation thereto) the Bank shall, at its own discretion take such steps, during a period not exceeding 30 days from the date it shall have given notice to the Borrower as aforesaid, as may reasonably be open to it to mitigate the effects of such circumstances.

13.2 If circumstances arise which would cause the Bank to demand payment under clauses 9.2 or 11.1 the Bank shall at its own discretion take such steps as may be reasonably open to it to mitigate the effects of such circumstances.

REPRESENTATIONS

14.1 The Borrower represents and warrants to the Bank that:

(a) STATUS: it is a limited liability company, duly incorporated and validly existing under the laws of England and Wales and has the power to own its property and assets and carry on its business as it is now being and will be conducted. No administrator, receiver, liquidator or similar officer has been appointed with respect to it or any of its assets nor is any petition or proceeding for such appointment pending;

(b) POWERS AND AUTHORITY: it has the power to enter into and perform the Finance Documents to which it is a party and the transactions to be implemented pursuant thereto and has taken all necessary action to authorise the entry into and performance of those documents and transactions;

(c) LEGAL VALIDITY: this Agreement constitutes, and each other Finance Document to which it is or may become a party (when executed by it or on its behalf) will constitute, its legal, valid and binding obligations and (without limiting the generality of the foregoing) each Security Document to which it is a party creates the security interests which that Security Document purports to create or, as the case may be, accurately evidences a security interest which has been validly created;

(d) NON-CONFLICT: the entry into and performance by it of this Agreement and each other Finance Document to which it is a party and the transactions to be implemented pursuant to those documents do not and will not conflict with:

        (i) any law or regulation or any official or judicial order applicable to it, or

        (ii) its memorandum or articles of association, statutes, by-laws or other constitutional or governing documents or any of its resolutions (having current effect), or

        (iii) any agreement or instrument to which it is a party or which is binding upon it or on its assets nor will it result in the creation or imposition of any encumbrance on any of its assets (save for any encumbrance created pursuant to the Security Documents);

(e) NO DEFAULT: (i) no Event of Default has occurred and is continuing which has not been waived, and (ii) no event has occurred and is continuing which has not been waived and which constitutes or which, with the giving of notice, expiry of any cure period, determination of materiality or satisfaction of any other condition in each case as provided for in the relevant agreement or document to which it is a party (other than the mere occurrence of such event), is reasonably likely to constitute a default under or in respect of any such agreement or document and, in the case of (ii) only, which would have a Material Adverse Effect;

(f) CONSENTS: all material authorisations, approvals, consents, licences, exemptions, filings, registrations and other matters required by law for or in consequence of (i) the entry into and performance by it of and/or the validity of any of the Finance Documents or the transactions to be implemented pursuant thereto and/or (ii) the carrying on of its business in the ordinary course have been obtained or effected or will be obtained or effected prior to the date required by law, save (in the case of(i)) for the filing in the United Kingdom of the prescribed particulars of the Security Documents pursuant to Section 395 of the Companies Act 1985 (as amended), and other filings and registrations necessary in connection with the Security Documents, all of which filings and registrations will be effected promptly after execution by the Borrower of the Finance Documents;

(g) FINANCIAL STATEMENTS: (i) the audited financial statements (including the income statement, balance sheet and cash flow statement) of the Borrower for the 14 months ended 31 December 1997 and (ii) the management accounts for the period ended 30 April 1998 have been prepared on a basis consistently applied in accordance with generally accepted accounting principles and practices in England and Wales and give in respect of (i) a true and fair view of, and in respect of (ii) fairly represent, the results of its operations for that period and the state of its affairs at that date, and in particular accurately disclose or reserve against all the liabilities (actual or contingent) of the Borrower;

(h) LITIGATION AND LABOUR DISPUTES: no litigation, arbitration or administrative or regulatory proceedings or investigations for which process or initiation claims have been served on it or labour disputes involving it are current and, to its knowledge, no litigation, arbitration, administrative or regulatory proceedings or investigations or labour disputes involving it are pending or threatened, which (i) in the case of any such litigation, arbitration, administrative or regulatory proceedings or investigations are reasonably likely to be determined adversely to it and which, if so adversely determined would have a Material Adverse Effect or (ii) in the case of any such labour disputes, would have a Material Adverse Effect;

(i) TAX LIABILITIES: no claims are being or are reasonably likely to be asserted against it with respect to taxes which are reasonably likely to be determined adversely to it and which, if so adversely determined, would have a Material Adverse Effect; it is not materially overdue in the filing of any tax returns required to be filed by it and it has paid all taxes shown to be due on any tax returns required to be filed by it or on any assessments made against it for non-payment, or a claim for payment, and which would in each such case have a Material Adverse Effect;

(j) ENCUMBRANCES: no encumbrance exists over its assets which would cause a breach of clause 15.3(a);

(k) OWNERSHIP OF ASSETS: it has good title to all Inventory and Accounts and has good title to or valid leases or licences of or is otherwise entitled to use all material assets necessary to conduct its business as conducted by it;

(l) DISTRIBUTIONS: since 31 December 1997 no Distribution has been declared, paid, or made upon or in respect of any shares or other securities of the Borrower;

(m) ENVIRONMENTAL LAWS: no member of the Borrower Group has breached any Environmental Law which might give rise to a material liability and no condition exists or act or event has occurred which could give rise to any material breach of, or any material liability of any kind under, any Environmental Law;

(n) ENVIRONMENTAL LICENCES: each member of the Borrower Group is in possession of all material Environmental Licences required for the conduct of its business or operations (or any part thereof) and no member of the Borrower Group has breached any of the terms or conditions of any such Environmental Licence which might give rise to a material liability;

(o) NOTICES OF ENVIRONMENTAL BREACHES: (i) no member of the Borrower Group has received any summons, complaint, order or similar written notice that it is not in compliance with, or any public authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other person as a result of a Release or threatened Release of a Contaminant and (ii) none of the present or past operations of any member of the Borrower Group is the subject of any investigation by any public authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant;

(p) NO DEPOSIT OF CONTAMINANTS: no Contaminant has at any time been used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted at, on, from or under any premises owned, leased, occupied or controlled by any member of the Borrower Group in breach of any Environmental Law which might give rise to a material liability;

(q) LIABILITY FOR ENVIRONMENTAL CLAIMS: no member of the Group has entered into any negotiations or settlement agreements with any person (including, without limitation, any prior owner of its property) imposing material obligations or liabilities on any member of the Group with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim;

(r) MATERIAL ADVERSE CHANGE: there has been no material adverse change in the Borrower's financial condition since the date to which the most recent Financial Statements delivered to the Bank were made up, nor in the consolidated financial condition, business or operations of the Borrower Group since that date. On the basis of a comprehensive review and assessment undertaken by the Borrower of its computer applications and inquiry made of its material suppliers, vendors or customers, the Borrower believes that the "Year 2000 Problem" (that is, the risk that computer applications used in connection with or otherwise affecting its business may be unable to recognise and perform properly dated sensitive functions involving certain dates prior to, and any date after, 31 December 1999) will not have a material adverse effect on the Borrower or any other member of the Borrower Group;

(s)     ACCOUNTS:

          (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by the Borrower, or the rendering of services by the Borrower, in the ordinary course of the Borrower's business;

         (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Bank, without set-off, deduction, defence, or counterclaim;

        (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Bank in accordance with this Agreement;

         (iv) each copy of an invoice delivered to the Bank by the Borrower will be a genuine copy of the original invoice sent to the Account Debtor named therein; and

          (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of the Borrower described in any invoice will have been performed; and

(t) INVENTORY: all of the Inventory is and will be held for sale or lease, or to be furnished in connection with the rendering of services in the ordinary course of the Borrower's business and is and will be fit for such purpose and will be kept by the Borrower, at its own expense, in good and marketable condition.

(u) BORROWINGS: the Borrower has no Borrowings other than those under the Facilities, the Bonding Facility, the Barclays Retained Facilities, the BMBF Facilities, the FX

        Contracts, the hire purchase agreements listed in the Fourth Schedule, the foreign exchange contracts listed in the Fifth Schedule and any other foreign exchange contracts entered into by the Borrower from time to time, trade credit on standard terms incurred in the ordinary course of the Borrower's business or such other extended period as may be agreed with the Bank and Borrowings in favour of a Guarantor.

(v) REPORTS: the Financial Performance Projections are prepared in good faith and are based on reasonable assumptions.

14.2 The representation and warranties set out in clause 14.1 shall survive the execution of this Agreement and the making of each Advance under this Agreement and shall be made on the date hereof and be deemed to be repeated on the date of delivery of each Notice of Drawdown hereunder and on each day an Advance is made and on each date interest is payable, with reference to the facts and circumstances then subsisting, as if made at each such time.

COVENANTS

15.1 ACCOUNTS INFORMATION: The Borrower undertakes with the Bank that, from the date of this Agreement until all its liabilities under the Finance Documents have been discharged:

(a) PREPARATION OF ACCOUNTS: it will prepare the financial statements referred to in paragraph (b) on a basis consistently applied in accordance with generally accepted accounting principles in England and Wales and those financial statements shall (i) in the case of the audited financial statements give a true and fair view of, and (ii) in the case of all other financial statements fairly represent the results of its operations for the period in question and the state of its affairs as at the date to which the financial statements are made up and shall accurately disclose or reserve against all liabilities (actual or contingent) of the Borrower;

(b)     INFORMATION:

          (i) it will deliver to the Bank as soon as they become available (and in any event within 90 days of the end of each of its financial years) copies of its unaudited financial statements for that period which shall contain an income statement and a balance sheet;

         (ii) it will deliver to the Bank as soon as they become available (and in any event within 120 days of the end of its Financial Years) copies of is audited Financial Statements for that period together with the auditors report relating thereto;

        (iii) it will deliver to the Bank as soon as they become available (and in any event within 21 days of the end of each Management Accounting Period, its Management Accounts as at the end of and for that Management Accounting Period;

         (iv) it will deliver to the Bank no later than 30 days before the end of its Financial Year, annual Financial Performance Projections;

(c) REPORTS: it will deliver to the Bank, in accordance with clause 29 or by such form of electronic medium as agreed with the Bank prior to the date of this Agreement, the following documents at the following times in form satisfactory to the Bank:

          (i) within 45 days after the end of each financial quarter, a report of the Capital Expenditure of the Borrower Group for such quarter.

         (ii) on a weekly basis, a schedule of credit memos and reports, a schedule of collections of accounts receivable, a schedule of Accounts created since the last such schedule, a report of the inventory balance (by location) based on the perpetual inventory reports and a schedule of the 1999 Model Bicycles purchased in the form of the borrowing base certificate set out in the Sixth Schedule;

        (iii) upon request, copies of invoices, credit memos, shipping and delivery documents;

         (iv) weekly ageings of accounts receivable to be delivered no later than two business days after the end of the week for such week;

          (v) weekly inventory reports by category to be delivered no later than two business days after the end of the week for such week;

         (vi) upon request, monthly perpetual inventory reports;

        (vii) weekly ageings of accounts payable no later than two business days after the end of the week for such week;

       (viii) upon request, copies of purchase orders, invoices and delivery documents for Inventory and equipment acquired by the Borrower;

         (ix) such other reports or additional financial or other information as the Bank shall reasonably request from time to time; and

          (x) at the end of each of the periods specified in clause 15.1(d), a certificate of an authorised signatory of the Borrower (without personal liability) setting out in reasonable detail computations establishing compliance with clause 15.1(d) and certifying that all the representation and warranties are true as at that date and that no Potential Event of Default which would have a Material Adverse Effect or Event of Default has occurred during such period;

         (xi) certificates of an authorised signatory of the Borrower (without personal liability) certifying that the foregoing reports fairly represent the results of the Borrower's operations for that period and the state of its affairs at that date.

        If any of the Borrower's records or reports are prepared by an accounting service or other environmental agent, the Borrower hereby authorises such service or agent to deliver such records, reports and related documents to the Bank.

(d)     FINANCIAL RATIOS:

        The Borrower shall ensure that, at all times, the consolidated financial condition of the Borrower Group shall be such that:

               MINIMUM INTEREST COVERAGE

               (A) the ratio of (i) EBIT for the period specified below to (ii)
                   Borrowing Costs for such period shall be not less than:

                                                                          RATIO
                     From Closing to 30 September 1998                    3.2:1
                     Closing to 31 December 1998                          3.2:1
                     Closing to 31 March 1999                             3.5:1
                     Closing to 30 June 1999                              3.5:1
                     12 months to 30 September 1999                       3.5:1
                     12 months to 31 December 1999                        4.3:1
                     12 months to 31 December 2000                        5.5:1
                     From 1 January 2001 to 30 June 2001                  5.5:1


               ADJUSTED TANGIBLE NET WORTH

               (B) Adjusted Tangible Net Worth shall be not less than the following amounts during the following periods:

                                      PERIOD                           AMOUNT
                                                                       (POUND)

                   From Closing to 30 September 1998                  3,250,000
                   1 October 1998 to 31 December  1998                3,456,000
                   1 January 1999 to 31 March 1999                    3,500,000
                   1 April 1999 to 30 June 1999                       3,700,000
                   1 July 1999 to 30 September 1999                   3,800,000
                   1 October 1999 to 31 December 1999                 4,250,000
                   1 January 2000 to 31 March 2000                    6,000,000
                   1 April 2000 to 30 June 2000                       6,000,000
                   1 July 2000 to 30 September 2000                   6,000,000
                   1 October 2000 to 31 December 2000                 6,000,000
                   From 1 January 2001 to 30 June 2001                6,000,000

                   all as calculated by reference to the account information (the RELEVANT ACCOUNTING INFORMATION) most recently delivered under this Agreement.

(e)     FINANCIAL RATIOS: definition of terms:

        The expressions used in clause 15.1(d) shall have the following meanings:

                ADJUSTED TANGIBLE ASSETS means all of the Borrower's assets except:

                (A) deferred assets, other than prepaid insurance and prepaid taxes;

                (B) patents, copyrights, trademarks, trade names, franchises, goodwill and other similar intangibles;

                (C)     Restricted Investments;

                (D)     unamortised debt discount and expense;

                (E)     assets of the Borrower constituting Intercompany
                        Accounts; and

                (F) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date;

                ADJUSTED TANGIBLE NET WORTH means, at any date:

                (A) the book value (after deducting related depreciation, amortisation, valuation and other proper reserves as determined in accordance with Applicable GAAP) at which the Adjusted Tangible Assets would be shown on a balance sheet of the Borrower at such date prepared in accordance with Applicable GAAP; LESS

                (B) the amount at which the Borrower's liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be required to be shown on such balance sheet.

                BORROWINGS means a sum equal to the aggregate amount for the time being of the principal, capital or nominal amount (determined on a consolidated basis) of all financial indebtedness of any member of the Borrower Group (other than monies borrowed or raised from another member of the Borrower Group) and, without prejudice to the generality of the foregoing, shall be deemed to include the following:

                (A) the principal amount of any debenture, bond, note, loan stock, preference share capital, commercial paper or similar instrument of any member of the Borrower Group;

                (B) any amounts raised by any member of the Borrower Group under any bill of exchange (but excluding any bill drawn or accepted in the ordinary course of trade of the relevant member of the Borrower Group and which is payable at sight or not more than 90 days after sight or has a final maturity or not more than 90 days from the date thereof and is not refinancing another bill whether or not relating to the same underlying transaction) and the indebtedness of any member of the Borrower Group under any acceptance credit, bill discounting, note purchase or documentary credit facility;

                (C) the aggregate amount remaining to be paid by any member of the Borrower Group under any credit agreement save for amounts remaining to be paid which cannot properly be attributed to capital in accordance with Applicable GAAP;

                (D) the capitalised value (determined in accordance with Applicable GAAP) of the outstanding commitments of any member of the Borrower Group under any finance lease;

                (E) indebtedness under any receivables purchase, factoring or discounting arrangement (to the extent there is any recourse against any member of the Borrower Group);

                (F) the aggregate amount remaining to be paid in respect of any credit (other than normal trade credit which has been outstanding for a period of less than 90 days or such longer period as may be agreed with the Bank) granted to, or of any deferred payments due from, any member of the Borrower Group in respect of the acquisition or constitution price of assets acquired or constructed or the purchase price of services supplied;

                (G) indebtedness of any member of the Borrower Group in respect of any other transaction having the commercial effect of a borrowing or other raising of money entered into by it in order to finance its business or operations or capital requirements; and

                (H) (without double counting) indebtedness of any member of the Borrower Group under any guarantee or other assurance against financial loss in respect of the financial indebtedness of any person.

                For the purpose of determining the amount of BORROWINGS at any time, any amount which is on a particular day outstanding or repayable in a currency other than sterling shall on that day be taken into account (i) if that day is the last day of a Financial Year or financial quarter, at its equivalent in sterling at the rate of exchange used for the purpose of preparing the balance sheet forming part of the Relevant Accounting Information prepared as at such date and (ii) in any other case, at its equivalent in sterling as determined by the Bank by reference to the Bank's spot rate of exchange for the purchase of sterling with the relevant currency at or about
                11.00 a.m. on the date on which the relevant determination falls to be made.

                BORROWING COSTS means in relation to any financial period a sum equal to the aggregate amount of all continuing, regular or periodic costs, charges and expenses incurred by the Borrower Group in respect of such period (and whether paid or not) in effecting, servicing or maintaining Borrowings including:

                (A) interest (whether the same shall be payable immediately or be capitalised or otherwise deferred);

                (B) any fixed or minimum premium or dividend paid or payable on the maturity of any Borrowings;

                (C) consideration given whether by way of discount or otherwise in connection with finance by way of acceptance credit, bill discounting, note purchase, receivables purchase, debt factoring or other like arrangement; and

                (D) the gross amount payable under any finance lease or credit agreement less so much as can properly be attributed to capital,

                the amount of any such cost, charges and expenses to be allocated to each such period over the term of any Borrowings in accordance with Applicable GAAP;

                EBIT means, in relation to any financial period a sum equal to the Borrower Group's profit on ordinary activities before taxation (save to the extent that such profit is attributable to any interest received) after adding back Borrowing Costs in respect of such period but excluding:

                (A) profits or losses on the sale or termination of an operation;

                (B)     profits or losses on the disposal of fixed assets; and

                (C)     extraordinary items.

(f)     CHANGES IN BASIS OF PREPARATION OF RELEVANT ACCOUNTING INFORMATION:
        Where any Relevant Accounting Information to be delivered under clause 15 has been prepared in a manner which is inconsistent with the accounting principles or policies in accordance with which the Original Financial Statements were prepared, the Borrower shall provide to the Bank a written explanation of any such inconsistency, together with details of its effects. If the Bank is satisfied that such inconsistency has not altered any of the numerical information which would otherwise have been provided and which would have been required for the purposes of establishing compliance with the provisions of clause 15.1(d) then, notwithstanding such inconsistency, the Relevant Accounting Information shall be deemed to have been prepared in accordance with Applicable GAAP.

(g) CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: If, as a result of any Financial Reporting Standard or other statement issued by the Accounting Standards Board or any successor authority responsible for the establishment and promulgation of generally accepted accounting principles, there shall be any change in such principles such as would be likely to affect the ability of the Bank to satisfy itself from the information delivered as Relevant Accounting Information as to compliance with the provisions of clause 15.1(d), the Bank shall have the right to adjust the financial ratios set out in clause 15.1(d) or the relevant definitions set out in clause 15.1(e) so as to reflect so far as is practicable the effect of any such change.

15.2 GENERAL UNDERTAKINGS: The Borrower undertakes with the Bank that, from the date of this Agreement until all its liabilities under the Finance Documents have been discharged:

(a) CONDUCT OF BUSINESS: it has, and will ensure that each other member of the Borrower Group has, the right to conduct its business and operations as they are conducted in all applicable jurisdictions and will do, and will procure that each other member of the Borrower Group does, all things necessary (including compliance with all terms and conditions of any licences and consents) to obtain, preserve and keep in full force and effect all rights, licences (including, without limitation, all Environmental Licences) and consents as are necessary for the conduct of such business and operations;

(b) PAYMENT OF TAXES AND CLAIMS: it will, and will procure that each other member of the Borrower Group will, duly and punctually pay and discharge
        (i) all taxes imposed upon it or its properties (save where the same are being contested in good faith and by appropriate proceedings and where adequate reserves are being maintained with respect thereto) and (ii) all lawful claims which, if unpaid, would by law become encumbrances upon any of its properties;

(c) CONSENTS: it will obtain and promptly renew from time to time, and will promptly deliver to the Bank certified copies of, any authorisation, approval, consent, licence, exemption, registration, recording, filing or notarisation as may be necessary or desirable to ensure the validity, enforceability or priority of the liabilities and obligations of its or the rights of the Bank under the Finance Documents to which it is a party and it shall comply with the terms of the same;

(d) NOTICES TO BANK: the Borrower shall notify the Bank in writing of the following matters at the following times (each such notice to describe the subject matter thereof in reasonable detail and to set out the action that the Borrower has taken or proposes to take with respect thereto):

        (i) promptly after becoming aware of the existence of any Event of Default or Potential Event of Default;

        (ii) after becoming aware that any shareholder in the Borrower or any creditor of an amount in excess of (pound)10,000 in the Borrower has given notice or taken any action with respect to a claimed default;

        (iii) promptly after becoming aware of any material adverse change in the Borrower's assets, business, operations or condition (financial or otherwise);

        (iv) promptly after becoming aware of any pending or threatened action, suit, proceeding or counterclaim by any person which if adversely determined would have a Material Adverse Effect, or any pending or threatened investigation by a public authority;

        (v) after becoming aware of any pending or threatened strike, work stoppage, material unfair labour practice claim, or other material labour dispute affecting any member of the Borrower Group;

        (vi) after becoming aware of any violation of any law, statute, regulation, or ordinance of a public authority applicable to any member of the Borrower Group or its assets which may have a Material Adverse Effect;

        (vii) promptly after becoming aware of any violation by the Borrower of Environmental Laws which is likely to result is a material liability in the Borrower Group or immediately upon receipt of any notice that a public authority has asserted that the Borrower is not in compliance with Environmental Laws or that its compliance is being investigated;

        (viii) not less than ten days prior to the Borrower changing its name or the address of its registered office.

(e) INSURANCE: it will procure that it takes out and maintains insurance cover over its assets and undertaking of a type and in an amount which is consistent with good business practice in the industry concerned. It further undertakes to keep and maintain all such insurance either in the joint names of the Borrower and the Bank or (as the Bank may, in any case, require) with the interest of the Bank as loss payee endorsed on each relevant policy;

(f) HEDGING: it will within 90 days of the Closing Date and at all times thereafter enter into such currency hedging agreements as are required by the Bank in order to implement and maintain a hedging policy agreed with the Bank;

(g) ENVIRONMENTAL LAWS: it shall take prompt and appropriate action to respond to and remedy any non-compliance with Environmental Laws and shall regularly report to the Bank on such response and remedying. Without limiting the generality of the foregoing, whenever the Borrower gives notice to the Bank the Borrower shall, at the Bank's request and the Borrower's expense:

        (i) cause an independent environmental engineer acceptable to the Bank to conduct such tests of the site where the Borrower's non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver tot he Bank a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and

        (ii) provide to the Bank a supplemental report of such engineer whenever the scope of the environmental problems, or the Borrower's response thereto or the estimated costs thereof, shall change;

(h) YEAR 2000 PROBLEM: it will, on a timely basis, take all necessary or appropriate steps to address the "Year 2000 Problem" referred to in clause 14.1(r) so as to ensure that the Year 2000 Problem does not have a Material Adverse Effect.

15.3 NEGATIVE UNDERTAKINGS: The Borrower undertakes with the Bank that, from the date of this Agreement until all its liabilities under the Finance Documents have been discharged:

(a)     SECURITY: it will not without the prior written consent of the Bank:

          (i) create or permit to subsist any encumbrance on the whole or any part of its present or future property, assets or revenues; or

         (ii) sell or otherwise dispose of any of its property or assets on terms whereby such property or assets are or may be leased to or re-acquired or acquired by it; or

        (iii)  sell or otherwise dispose of any of its receivables;

        except that it may:

               (aa)create or permit to subsist a lien arising in the normal course of trading or by operation of law or any right of set-off arising by operation of law securing obligations not more than thirty days overdue;

               (bb)create or permit to subsist any conditional sale or title retention on the suppliers standard terms of business arising under or pursuant to any contract for the purchase of goods in the normal course of business;

               (cc)create or permit to subsist any encumbrance over any capital asset to secure the payment of all or any part of the purchase price of any capital asset (which shall not include real property) on the acquisition of such capital asset (whether such capital asset is purchased or leased), provided that the aggregate of all such payments to be secured shall not exceed (pound)526,000 in the Financial Year to 31 December 1998 and (pound)200,000 (or such other higher amount as may be agreed by the Bank) in each Financial Year thereafter and provided further that any such acquisition shall have been previously notified to the Bank; and

               (dd)permit to subsist any encumbrance created under any of the
                   Finance Documents;

(b) DISPOSALS: it will not, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, lease, loan or otherwise dispose of any of its property or assets (including but not limited to Inventory and Accounts) except that it may dispose of property or assets provided always that any such disposal is:

          (i) made in the ordinary course of the Borrower's business and for full value and on arm's length terms; or

         (ii) made in exchange for other property or assets comparable as to type and value; or

        (iii) of an asset or assets whose value is not more than (pound)200,000 in aggregate in any Financial Year;

        and in each case provided the proceeds are credited to the Barclays Collection Account.

(c) INDEBTEDNESS: it will not incur or have outstanding any Borrowings or indebtedness other than indebtedness under (i) the Facilities; (ii) the Bonding Facility; (iii) the FX

        Contracts (iv) the Barclays Retained Facilities and the BMBF Facilities;
        (v) trade credit on standard terms incurred in the ordinary course of the Borrower's business or any extended period as agreed with the Bank;
        (vi) subject to the prior consent of the Bank, in favour of a Guarantor or (vii) under other foreign exchange contracts as notified to the Bank;

(d) ACQUISITIONS: it will not, without the Bank's prior written consent (not to be unreasonably withheld or delayed), make any acquisition of any asset or business except that it may acquire:

          (i) assets in the ordinary course of its business and for the purpose of its trading activities;

         (ii) any capital asset (which shall include real property) (whether such capital asset is purchased or leased) provided that the aggregate of all such acquisitions and Capital Expenditure does not exceed (pound)526,000 in the Financial Year to 31 December 1998 and (pound)200,000 (or such other higher amount as may be agreed by the Bank) in each Financial Year thereafter and provided further that each such acquisition shall have been notified to the Bank prior to making such acquisition; and

        (iii) subject to notifying the Bank prior to any such acquisition, any asset not otherwise included in sub-paragrapgh (i) and (ii) above provided such expenditure does not exceed (pound)200,000 in any Financial Year and will not result in any change of control of any member of the Borrower Group, cause a Potential Event of Default or an Event of Default or have any Material Adverse Effect;

(e) DISTRIBUTIONS AND CHANGES IN CAPITAL STRUCTURE: no member of the Borrower Group shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to the Borrower by a Subsidiary wholly-owned by the Borrower or (ii) make any change in its capital structure which could have a material adverse effect on the Borrower or that member of the Borrower Group;

(f) GUARANTEES: it will not, and will procure that no other member of the Borrower Group will, give any guarantee to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person;

(g) TRANSACTIONS WITH AFFILIATES: subject to the Bank's written consent, no member of the Borrower Group shall:

          (i) other than on arms' length terms and in the ordinary course of business, sell, transfer, distribute or pay any money or assets to any Affiliate except that, prior to a Potential Event of Default or Event of Default which is continuing the Borrower may repay principal and interest in whole or part of the intercompany loan dated 31 August 1997 to GT Bicycles Inc., provided always that after making such payment there shall be remaining Available Commitment of at least (pound)750,000 of the Available Commitment calculated prior to making such payment;

         (ii)  lend or advance money or assets to any Affiliate;

        (iii) invest in (by capital contribution or otherwise) or purchase or repurchase any shares or indebtedness or any assets of any Affiliate; or

         (iv) become liable on any guarantee of the Indebtedness, dividends or other obligations of any Affiliate.

(h) RESTRICTED INVESTMENTS: no member of the Borrower Group shall make any Restricted Investment;

(i) ACCOUNTS: it shall not re-date any invoice or sale or make sales on extended credit beyond that customary in its business or extend or modify any Account; if the Borrower becomes aware of any matter affecting any Account, including information regarding the Account Debtor's creditworthiness, the Borrower will promptly so advise the Bank in the case of Account Debtors owing more than (pound)35,000 promptly, and in the case of other Account Debtors on a monthly basis;

(j) ACCEPTANCE OF NOTES OR OTHER INSTRUMENTS: it shall not accept any note or other instrument (except a cheque or other instrument for the immediate payment of money) with respect to any Account without the Bank's written consent; if the Bank consents to the acceptance of any such note or other instrument, it shall be considered as evidence of the Account and not payment thereof, and the Borrower will promptly deliver such note or instrument to the Bank appropriately endorsed. Regardless of the form of presentment, demand, notice of dishonour, protest and notice of protest with respect thereto, the Borrower will remain liable thereon until such note or instrument is paid in full;

(k) DISPUTES WITH ACCOUNT DEBTORS: it shall notify the Bank promptly of all disputes and claims with Account Debtors in excess of(pound)50,000 and settle or adjust them at no expense to the Bank, but no discount, credit or allowance shall be granted to any Account Debtor without the Bank's consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrower's business when no Event of Default exists hereunder. The Borrower shall send the Bank a copy of each credit notes in excess of(pound)50,000 as soon as issued and copies of all credit notes on a weekly basis. The Bank may at all times after a demand for payment has been made under clause 16.2 settle or adjust disputes and claims directly with customers or Account Debtors for amounts and upon terms which the Bank considers advisable and, in all cases, the Bank will credit the Borrower's loan account with only the net amounts received by the Bank in payment of any Accounts;

(l) RETURNS OF INVENTORY: if an Account Debtor returns any Inventory to the Borrower when no Event of Default exists, then the Borrower shall promptly determine the reason for such return and shall issue a credit note to the Account Debtor in the appropriate amount. The Borrower shall immediately report to the Bank any return involving an amount in excess of(pound)50,000 and shall report all returns to the Bank on a weekly basis. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. If any Account Debtor returns Inventory to the Borrower after a demand for payment has been made under clause 16.2, the Borrower shall:

          (i)  hold the returned Inventory in trust for the Bank;

         (ii)  segregate all returned Inventory from all of its other assets;

        (iii) dispose of the returned Inventory solely according to the Bank's written instructions; and

         (iv) not issue any credits or allowances with respect thereto without the Bank's prior written consent.

        Whenever any Inventory is returned, the related Account shall be deemed ineligible, and the Caratti Borrowing Base shall be adjusted accordingly;

(m) INVENTORY: it will not, without prior written notice to the Bank, acquire or accept any Inventory on consignment or approval;

(n) INVENTORY - REPORTING SYSTEM: it will maintain a perpetual inventory reporting system at all times, through which a physical count of the Inventory is conducted at least twice per Financial Year, and at such other times as the Bank reasonably requests, and shall promptly, upon completion, supply the Bank with a copy of such count accompanied by a report of the value of such Inventory (valued at the lower of (i) costs, on a first in, first out or weighted average basis or (ii) market value); the Borrower will not without the Bank's prior written consent, sell any Inventory on a sale or return, sale on approval, consignment or other repurchase or return basis; and

(o) HEDGING/SPECULATIVE TRANSACTIONS: it will not enter into any interest rate or currency swap, cap, ceiling, collar, floor or financial futures or commodity contract or option or any similar treasury transactions unless the same forms part of the hedging policy required by the Bank pursuant to clause 15.2(f) or as part of an interest rate hedging policy;

(p) CAPITAL EXPENDITURE: no member of the Borrower Group shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditure (which for the avoidance of doubt shall include any acquisitions made under clause 15.3(d)) by the Borrower and its Subsidiaries in any Financial Year would exceed (pound)526,000 in the Financial Year to 31 December 1998 and (pound)200,000 (or such other higher amount as may be agreed by the Bank) in each Financial Year thereafter;

(q) OPERATING LEASE OBLIGATIONS: no member of the Borrower Group shall enter into any lease of real or personal property as lessee or sublessee (other than a finance lease) if, after giving effect thereto, the aggregate amount of Rentals (as hereinafter defined) payable by the Borrower and its Subsidiaries in any Financial Year in respect of such lease and all other such leases would exceed (pound)320,000. The term RENTALS means all payments due from the lessee or sublessee under a lease, including, without limitation, rent, service charge, utility or maintenance costs and insurance premiums together with any VAT thereon.

EVENTS OF DEFAULT

16.1 If any of the events set out below occurs, the Bank may take any action as is provided for in any of the Finance Documents:

(a) NON-PAYMENT: the Borrower or any Guarantor fails to pay any amount due under any Finance Document within 2 business days of the due date or on demand, if so payable;

(b) BREACH OF OBLIGATIONS: the Borrower or any Guarantor fails to observe or perform any of its obligations under the Finance Documents or under any undertaking or arrangement entered into in connection therewith, other than an obligation of the type referred to in clause 16.1(a), and, in the case of any failure in respect of clause 15.1(b)(i) and (ii), such failure if capable of remedy is not remedied to the satisfaction of the Bank or not waived in writing by the Bank within 10 days of its occurrence and, in the case of any failure in respect of clauses 15.1(c)(i), (ii), (iii) and (iv) such failure if capable of remedy is not remedied to the satisfaction of the Bank or is not waived in writing by the Bank within 5 days of its occurrence;

(c) MISREPRESENTATION: any representation, warranty or statement which is made (or deemed or acknowledged to have been made) by the Borrower or any Guarantor in the Finance Documents or which is contained in any certificate, statement, legal opinion or notice provided under in connection with the Finance Documents proves to be incorrect in any material respect, or if repeated at any time with reference to the facts and circumstances subsisting at such time, would not be accurate in all material respects;

(d) INVALIDITY: any provision of any of the Finance Documents or the GTBC Credit Agreement is or becomes, for any reason, invalid or unenforceable;

(e) CESSATION OF BUSINESS: the Borrower changes or threatens to change the nature or scope of its business, suspends or threatens to suspend a substantial part of the present business operations which it now conducts directly or indirectly, or any governmental authority expropriates or threatens to expropriate all or part of its assets and the result of any of the foregoing is, in the determination of the Bank, materially and adversely to affect the financial condition of the Group or the Borrower's or any Guarantor's ability to observe or perform its obligations under the Finance Documents;

(f) CROSS-DEFAULT: either (i) any indebtedness in respect of Borrowings of an aggregate amount of (pound)150,000 or more of the Borrower or any member of the Borrower Group becomes due or capable of being declared due before its stated maturity or is not paid on maturity or on demand (if so payable), any guarantees of an aggregate amount of(pound)150,000 or more are not discharged at maturity or when called or the Borrower or any member of the Borrower Group goes into default under, or commits a breach of, any instrument or agreement relating to any such indebtedness in respect of Borrowings or guarantee; or (ii) any default, howsoever described, which entitles the Lenders (as defined in the GTBC Credit Agreement) to demand early repayment, occurs under the GTBC Credit Agreement, the Bonding Facility Letter or the FX Contracts;

(g) APPOINTMENT OF RECEIVER, LEGAL PROCESS: an encumbrancer takes possession of, or a trustee or administrative or other receiver or similar officer is appointed in respect of, all or any part of the business or assets of the Borrower or distress or any form of execution is levied or enforced upon or sued out against any such assets and is not discharged within fifteen days of being levied, enforced or sued out, or any encumbrance which may for the time being affect any of its assets becomes enforceable;

(h) INSOLVENCY: the Borrower is unable to pay its debts within the meaning of Section 123(1) of the Insolvency Act 1986 or becomes unable to pay its debts as they fall due or suspends or threatens to suspend making payments (whether of principal or interest) with respect to all or any class of its debts;

(i) COMPOSITION: the Borrower convenes a meeting of its creditors or proposes or makes any arrangement or composition with, or any assignment for the benefit of, its creditors;

(j) ADMINISTRATIVE, WINDING UP: a petition is presented or a meeting is convened for the purpose of considering a resolution or other steps are taken for making an administration order against or for the winding up of the Borrower or an administration order or a winding up order is made against the Borrower (other than for the purposes of and followed by a reconstruction previously approved in writing by the Bank, unless during or following such reconstruction the Borrower becomes or is declared to be insolvent);

(k) ANALOGOUS PROCEEDINGS: anything analogous to any of the events specified in paragraphs (g), (h), (i) or (j) occurs under the laws of any applicable jurisdiction;

(l) MATERIAL ADVERSE CHANGE: any event or series of events whether related or not occurs which would be likely materially and adversely to affect the financial condition of the Group or the ability of the Borrower or any Guarantor to perform its obligations under the Finance Documents;

(m)     OWNERSHIP:  the Borrower ceases to be a member of the Group;

(n) SECURITY DOCUMENTS: any of the security interests purported to be granted pursuant to the Security Documents is not effective or is alleged by any member of the Group to be ineffective in whole or part for any reason; and

(o) CARATTI BORROWING BASE: as calculated by the Bank at any time the Caratti Borrowing Base is exceeded by the Outstandings under the Spike Facility and the Revolving Facility except if such occurrence is as a result of the Bank varying the amount of the Caratti Borrowing Base in relation to the current Outstandings in which event if the Caratti Borrowing Base is exceeded by Outstandings under the Spike Facility and the Revolving Facility and is not remedied by the Borrower within 10 days of receiving notice from the Bank.

16.2 ACTION ON EVENT OF DEFAULT: In the case of any of the events described in clause 16.1 then, at once or at any time thereafter while the same is continuing, the Bank may by notice to the Borrower:

(a) cancel its Commitment under the Revolving Facility and/or the L/C Facility and/or the Spike Facility; and/or

(b) declare all or part of the Loan to be immediately due and payable whereupon it shall become so due and payable together with accrued interest thereon and any other amounts then payable under this Agreement, such payment to be effected on a date to be notified by the Bank to the Borrower; and/or

(c) demand immediate repayment of any amounts to which paragraph (b) above applies or in the case of any Undertakings, demand cash collateralisation of any such Undertakings; and/or

(d) place all or part of the Loan on demand, whereupon it shall immediately become repayable on demand and at any time thereafter:

          (i) make any further amendment to the repayment or cash collateralisation obligations relating to such Advances, and the L/C Facility; and/or

         (ii) demand repayment of all or part of the Advances together with accrued interest and any other amounts then payable under this Agreement.

DEFAULT INTEREST AND INDEMNITY

17.1 If any sum due and payable by the Borrower under this Agreement is not paid on the due date therefor in accordance with the provisions of clause 19 or if any sum due and payable by the Borrower under any judgment of any court in connection with this Agreement is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of the Borrower to pay such sum (the balance thereof for the time being unpaid being in this Agreement referred to as an UNPAID SUM) is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this clause 17) be selected by the Bank.

17.2 During each such period relating thereto as is mentioned in clause 17.1 an unpaid sum shall bear interest at the rate per annum which is the sum from time to time of two per cent. per annum above the cost of funds to the Bank from whatever sources it reasonably selects.

17.3 Any interest which shall have accrued under clause 17.2 in respect of an unpaid sum shall be due and payable and shall be paid by the Borrower at the end of the period by reference to which it is calculated or on such other date or dates as the Bank may specify by written notice to the Borrower.

17.4 The Borrower undertakes to indemnify the Bank on an after tax basis against:

(i) any cost, claim, loss, expense (including reasonable legal fees) or liability together with any VAT thereon, which it may reasonably sustain or incur as a consequence of making any Advance, maintaining or funding any Advance, issuing or maintaining any Undertaking, the occurrence of any Event of Default or any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in this Agreement; and

(ii) any loss it may suffer as a result of its funding an Advance, or issuing Undertakings requested by the Borrower under this Agreement but not made (other than by reason of negligence or wilful default by the Bank) by reason of the operation of any one or more of the provisions of this Agreement.

17.5 Any unpaid sum shall (for the purposes of this clause 17 and clause 11.1) be treated as an Advance and accordingly in this clause 17 the term ADVANCE includes any unpaid sum.

CURRENCY OF ACCOUNT AND PAYMENT

18.1 Sterling is the currency of account and payment for each and every sum at any time due from the Borrower under this Agreement Provided that:

(i) each repayment of an Advance or a part thereof shall be made in the currency in which such Advance is denominated at the time of that repayment;

(ii) any cash collateralisation in respect of any outstanding Undertakings shall be made in the currency in which such amount to be repaid or cash collateralised is denominated at the time of that repayment or cash collateralisation;

(iii) each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

(iv) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

(v) each payment pursuant to clause 9.2 or clause 11.1 shall be made in the currency specified by the Bank; and

(vi) any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

18.2 If any sum due from the Borrower under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the FIRST CURRENCY) in which the same is payable under this Agreement or under such order or judgment into another currency (the SECOND CURRENCY) for the purpose of (i) making or filing a claim or proof against the Borrower, (ii) obtaining an order or judgment in any court or other tribunal, or (iii) enforcing any order or judgment given or made in relation hereto, the Borrower shall indemnify and hold harmless the Bank from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

PAYMENTS

19.1 The following provisions shall apply to the making of payments:

(a) all payments by the Borrower to the Bank under this Agreement shall be made to the Bank to its account at such office or bank as it may notify to the Borrower;

(b) payments under this Agreement to the Bank shall be made for value on the due date at such times and in such funds as the Bank may specify to the Borrower as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

19.2 All payments required to be made by the Borrower under this Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

SET-OFF

20. The Borrower authorises the Bank to apply any credit balance to which the Borrower is entitled on any account of the Borrower with the Bank at any of its branches in satisfaction of any sum due and payable from the Borrower to the Bank under this Agreement but unpaid; for this purpose, the Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. The Bank shall not be obliged to exercise any right given to it by this clause 20.

FEES

21.1 Facility Fee: The Borrower shall pay to the Bank a facility fee for the Revolving Credit Facility of (pound)25,000 payable on the Closing Date.

21.2 AUDIT FEE: The Borrower shall pay to the Bank an audit fee at the rate of (pound)500 per person per day, to be debited to the Loan Account as of the date incurred by the Bank. The Bank's reasonably and properly incurred out-of-pocket expenses together with any VAT payable thereon will be for the account of the Borrower.

21.3 REVOLVING CREDIT FACILITY COMMITMENT FEE: The Borrower shall pay to the Bank a commitment fee for the Revolving Credit Facility on the amount which is equal to (pound)10,000,000 less any amounts cancelled in accordance with clause
8.2 (the COMMITTED AMOUNT) and less Outstandings from day to day during the period beginning on the date of this Agreement and ending on the Final Maturity Date (the USED AMOUNT). The commitment fee payable under this clause 21.3 shall accrue daily and be calculated at the rates set out in Column 2 below and a 365 day year and shall be debited to the Loan Account on the last day of each month and on the Final Maturity Date.

                 COLUMN 1                              COLUMN 2
       PERCENTAGE UTILISATION (%)*             PERCENTAGE FEE RATE (%)

                  75-99                            0.25% per annum
                  70-75                            0.30% per annum
                  65-70                            0.35% per annum
                  60-65                            0.4% per annum
                  50-60                            0.45% per annum
                   0-50                            0.5% per annum

21.4 L/C FEE: The Borrower shall pay to the Bank a fee for the L/C Facility on the amount of Outstandings under the L/C Facility calculated at the rate of 1.25 per cent. per annum and a 365 day year and shall be debited to the Loan Account on the last day of each month and on the Final Maturity Date. The Bank's out-of-pocket expenses reasonably and properly incurred together with any VAT payable thereon will be for the account of the Borrower.

21.5 SPIKE FACILITY FEE: The Borrower shall pay to the Bank a Facility Fee for the Spike Facility of (pound)5000 payable on the first drawdown under the Spike Facility.

21.6 EARLY TERMINATION FEE: Except upon a change of control in the ownership of GT Bicycles Inc. or if cancelled in accordance with clause 8.3 or clause 12, the Borrower shall

--------
*  The Used Amount expressed as a percentage of the Committed Amount.

pay to the Bank an early termination fee of one per cent. of the amount cancelled under clause 8.1 or clause 16.2(a) (an EARLY TERMINATION) within 12 months of the Closing Date; or 0.5 per cent. of any amount cancelled if termination occurs after 12 months but within 24 months of the date of the Closing Date provided that if the Early Termination is as a result of a change of control in the Borrower, the Borrower shall pay to the Bank an early termination fee of 0.5 per cent. of the amount cancelled within 12 months of the Closing Date; or 0.25 per cent. of any amount cancelled if termination occurs after 12 months but within 24 months of the date of the Closing Date.

COSTS AND EXPENSES

22.1 The Borrower shall, from time to time on demand, reimburse the Bank for all reasonable costs and expenses (including reasonable legal fees and disbursements) (including, without limitation, the allocated cost of in-house counsel to the Bank) together with any VAT thereon properly incurred by the Bank in connection with the negotiation, preparation and execution of this Agreement. The Bank's legal fees, excluding disbursements and VAT for the negotiation, preparation and execution of this Agreement, the Fixed and Floating Charge, the Caratti Bank Agreement and all documents ancillary thereto prior to the Closing Date shall be capped at (pound)20,000 (which figure for the avoidance of doubt shall be in addition to any fees previously paid by the Borrower).

22.2 The Borrower shall, from time to time on demand, reimburse the Bank for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of its rights under this Agreement or in connection with any future amendments or waivers to this Agreement.

22.3 The Borrower shall pay all stamp, registration and other taxes to which the Finance Documents or any judgment given in connection with the Finance Documents is or at any time may be subject and shall, from time to time on demand, indemnify the Bank against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such taxes.

BENEFIT OF AGREEMENT

23. This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, transferees and assigns.

ASSIGNMENTS AND TRANSFERS

24.1 The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations under this Agreement.

24.2 At any time prior to an Event of Default the Bank shall only, if possible assign or transfer the whole of its rights or obligations under this Agreement to any assignee of BankAmerica Business Credit Inc. under the GTBC Credit Agreement. After the occurrence of an Event of Default which is continuing, or if it is not possible to assign or transfer the whole of its rights or obligations under this Agreement to an assignee of BankAmerica Business Credit Inc. under the GTBC Credit Agreement, the Bank may assign or transfer to any other bank or financial institution the whole or part of its rights and/or obligations under this Agreement.

DISCLOSURE OF INFORMATION

25. The Bank may disclose to:

(i) any person with whom it is proposing to enter, or has entered, into any kind of transfer, participation or other agreement in relation to this Agreement; or

(ii) its professional advisers or any banking or other regulatory or examining authorities (whether governmental or otherwise) with whose instructions banks are accustomed to comply; or

(iii)   any affiliate or holding company of the Bank,

such information about the Borrower and the Group or details of the Finance Documents as the Bank shall consider appropriate.

CALCULATIONS AND EVIDENCE OF DEBT

26.1 Interest, commitment fee and commission shall accrue from day to day and shall be calculated on the basis of a year of 365 days (or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed.

26.2 Any repayment of an Advance denominated in an Optional Currency shall reduce the amount of such Advance by the amount of such Optional Currency repaid and shall reduce the Sterling Amount of such Advance proportionately.

26.3 The Bank shall maintain the Loan Account in accordance with its usual practice evidencing the amounts from time to time lent by and owing to it under this Agreement.

26.4 In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to clause 26.3 shall be conclusive evidence of the existence and amounts of the obligations of the Borrower therein recorded.

26.5 A certificate of the Bank as to (i) the amount by which a sum payable to it under this Agreement is to be increased under clause 9.1 or (ii) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in clause 9.2 or 11.1 shall, in the absence of manifest error, be conclusive for the purposes of this Agreement.

RIGHTS CUMULATIVE, WAIVERS

27. The rights of the Bank under this Agreement are cumulative, may be exercised as often as the Bank considers appropriate and are in addition to its rights under the general law. The rights of the Bank in relation to the Facilities (whether arising under this Agreement or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing; and in particular any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right; any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on its part or on its behalf shall in any way preclude the Bank from exercising any such right or constitute a suspension or any variation of any such right.

PARTIAL INVALIDITY

28. If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

NOTICES

29.1 Each communication to be made under this Agreement shall be made in writing but, unless otherwise stated, may be made by telefax or letter.

29.2 Any communication or notice to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has, by fifteen days' written notice to each of the other parties, specified another address) be made or delivered to that other person at the address identified with its signature below and shall be deemed to have been made or delivered when the same has been received in a legible form on a business day in the case of any communication made by telefax and provided that a hard copy of such telefax in contemporaneously despatched by letter by first class post to the addressee thereof or in the case of any communication made by letter when left at that address or as the case may be ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address.

THE BORROWER

CARATTI SPORT LTD

Address:       1180 Aztec West
               Bristol
               BS12 4SL

Attention:     Mark Edwards/Arthur Cook

Telephone:     01454 201700

Telefax:       01179 612 413

Copy to:

Name:          Mike Haynes

Telefax:       001 714 513 7115

and in the case of any notice delivered in accordance with clause 16.2 copy to:

GT BICYCLES, INC.

Address:       2001 East Dyer
               Santa Anna
               California
               CA 92705-5709
               USA

Attention:     Charles Cimitile

Telephone:     001 714 481 3737

Telefax:       001 714 481 7115

and

OSBORNE CLARKE

Address:       50 Queen Charlotte Street
               Bristol
               BS1 4HE

Attention:     Margaret Childs

Telephone:     0117 984 5422

Telefax:       0117 929 2470

THE BANK

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, LONDON BRANCH

Address:       1 Alie Street
               London E1 8DE

In respect of any Notice of Drawdown:

Attention:     Loans Services Group

Telephone:     0182 313 2000

Telefax:       0181 313 2140

In respect of all other matters:

Attention:     Tim Jacob and Miriam Gerver

Telephone:     0171 634 4688/4631

Telefax:       0171 634 4754

29.3 Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

LAW

30. This Agreement is governed by, and shall be construed in accordance with, English law.

JURISDICTION

31.1 The Borrower hereto irrevocably agrees for the benefit of the Bank that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

31.2 The Borrower irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause 31.1 being nominated as the forum to hear and determine any suit action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

31.3 The submission to the jurisdiction of the courts referred to in clause 31.1 shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

31.4 The Borrower hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

31.5 To the extent that the Borrower may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                               THE FIRST SCHEDULE

                          CONDITION PRECEDENT DOCUMENTS

1. A certified and dated copy of the certificate of incorporation and the memorandum and articles of association of the Borrower, as currently in force.

2.      Audited accounts for the 14 months ended 31 December 1997.

3. Management accounts for the period to 30 April 1998 in form and substance satisfactory to the Bank.

4. A borrowing base certificate in the form of the Sixth Schedule together with supporting ageings, reports and warranty from an authorised signatory (without personal liability).

5.      An original Fixed and Floating Charge duly executed by the Borrower.

6. An original Caratti Bank Agreement duly executed by the Borrower and Barclays Bank PLC.

7.      The Indemnity executed by the Borrower.

8.      The original Guarantees.

9. A certified and dated copy of a resolution of the directors of the Borrower approving the execution, delivery and performance of the Finance Documents to which it is a party and the terms and conditions of the Finance Documents to which it is a party, authorising a named person or persons to sign the Finance Documents to which it is a party and any documents to be delivered by it pursuant thereto or in connection therewith (including but not limited to the certificate referred to in paragraph 14 below relating to the Financial Performance Projections) and authorising a named person or persons to operate the Facilities and the Bonding Facility, to sign Notices of Drawdown and generally to give instructions on which the Bank may act in connection with any of the Finance Documents to which it is a party.

10. A certificate of a duly authorised officer of the Borrower setting out the names and signatures of the persons authorised to sign, on its behalf, the Finance Documents to which it is a party and any documents to be delivered by it pursuant thereto or in connection therewith and to operate the Facilities and the Bonding Facility, to sign Notices of Drawdown and generally to give instructions on which the Bank may act in connection with any of the Finance Documents to which it is a party.

11. Evidence that the indebtedness of GT Bicycles Inc. has been refinanced to the satisfaction of the Bank.

12. Letter of undertaking from GT Bicycles Inc to the Bank confirming that the Borrower will be permitted to use the GT name for the duration of this Agreement.

13. Confirmation from the Bank that all fees payable prior to or on Closing have been paid.

14. A certificate of an authorised officer of the Borrower certifying that the Financial Performance Projections previously delivered to the Bank have been met together with supporting accounts to the satisfaction to the Bank.

15. Evidence that after taking into account Advances or Undertakings issued or to be issued on the Closing Date there shall be remaining Available Commitment of at least 10% of the Available Commitment calculated prior to the making of such Advances and the issue of Undertakings.

16. Evidence of satisfactory insurance either in joint names of the Borrower and the Bank or with the interest of the Bank as loss payee endorsed on each relevant policy.

17.     Completion of an audit by the Bank satisfactory to the Bank.

                               THE SECOND SCHEDULE

                               NOTICE OF DRAWDOWN

From:   Caratti Sport Ltd

To:     Bank of America NT & SA, London Branch

Dated:

Dear Sirs

1. We refer to the agreement (as from time to time amended, varied, novated or supplemented, the FACILITY AGREEMENT) dated 18 September, 1996 and made between us. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Facility Agreement and upon the terms and subject to the conditions contained therein, we wish an Advance to be made to us as follows:

(i)     Revolving Credit Facility/Spike Facility:

(ii)    Currency and Amount:

(iii)   Drawdown Date:

3. We confirm that, at the date of this Agreement, the representations set out in clause 15 of the Facility Agreement are true and that no Event of Default or Potential Event of Default has occurred.

4. The proceeds of the drawdown should be credited to the Barclays Operating Account, Account number [_____ _____ _____ ] in the name of Caratti Sport Ltd.

                                Yours faithfully


                          .............................
                              for and on behalf of
                                Caratti Sport Ltd

                               THE THIRD SCHEDULE

                                     PART 1

                               INELIGIBLE ACCOUNTS

Ineligible Accounts includes:

DEBTORS:

1. Subject to paragraph 9 below, any amount outstanding more than 90 days past date of invoice or 60 days past due.

2. Any debtor balance where more than 50% of outstanding is more than 90 days old or 60 days past due.

3.      Debtor balances in excess of 25% of Outstandings.

4.      Cash Sales.

5.      Sales to other Group companies.

6.      Pro forma invoices.

7.      Sale or Return.

8.      Contra or potential contra accounts where the debtor is also a supplier.

9.      Any account with extended terms that are more than 30 days past due.

10.     House and promotional accounts.

                                     PART 2

                              INELIGIBLE INVENTORY

Ineligible Inventory includes:

STOCK

1. Bicycle and frames, initially model year 1996 and before, and thereafter more than two calendar years old.

2.      Promotional material.

3.      Kryptonite and other suppliers point of purchase displays.

4.      Shogun models purchased before 31 December 1997.

5. Rock Shox initially model year 1996 and before and thereafter more than two calendar years old.

6.      Stock returned under warranty claims or suppliers.

7. Used bikes that have been utilised as demonstration models and used on promotions.

8. In-Transit stock, in which payment has not been made, title has not passed and is not subject to any Undertaking.

                               THE FOURTH SCHEDULE

                            HIRE PURCHASE AGREEMENTS



1.      BMBF Facility

2.      Lloyds

                               THE FIFTH SCHEDULE

                           FOREIGN EXCHANGE CONTRACTS



None

                               THE SIXTH SCHEDULE

                           BORROWING BASE CERTIFICATE


----------------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE                                       DATE     RATE OF      TOTAL     BANK OF
                                                                   ADVANCE                AMERICA
                                                                                          USE ONLY
----------------------------------------------------------------------------------------
Beginning Balance (previous ending
Balance)                                                ________                          ________

Plus: Sales as of                           ________    ________                          ________

Less: Credits as of                         ________    ________                          ________

Less: Gross Collections as of               ________    ________                          ________

+/- Adjustments                                         ________                          ________

Ending Balance                                          ________                          ________

Less: Ineligible Accounts (details to be                ________                          ________
attached)

Eligible Accounts Receivable Availability                             85%      ________   ________
not to exceed
----------------------------------------------------------------------------------------

                                                                                          ________
----------------------------------------------------------------------------------------

INVENTORY                                                                                 ________
Raw Material as of                          ________    ________      0%                  ________

WIP as of                                   ________    ________      0%                  ________

Finished Goods as of                        ________    ________                          ________

                                                        ________      60%      ________   ________

1999 Model Bicycles as of                   ________    ________      60%      ________   ________

Less: Ineligible Inventory (details to be   ________    ________                          ________
attached)

Eligible Inventory Availability not to
exceed (pound)7,000,000
----------------------------------------------------------------------------------------

LESS PREFERENTIAL CREDITORS
----------------------------------------------------------------------------------------

TOTAL AVAILABILITY
----------------------------------------------------------------------------------------

THE UNDERSIGNED REPRESENTS AND WARRANTS (WITHOUT PERSONAL LIABILITY OF THE SIGNATORY) THAT THE INFORMATION SET FORTH ABOVE IS TRUE AND COMPLETE. THE UNDERSIGNED REPRESENTS AND WARRANTS THAT SAID COLLATERAL COMPLIES WITH THE REPRESENTATIONS, WARRANTIES, CREDIT AND COVENANTS CONTAINED IN THE CREDIT AGREEMENT BETWEEN BANK OF AMERICA NT & SA AND THE UNDERSIGNED

BORROWER                            ___________________________________________

AUTHORISED SIGNATURE                ___________________________________________

TITLE                               ___________________________________________